UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2012

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 8, 2012, InfuSystem Holdings, Inc. (the “Company”) entered into an amendment with Computershare Shareowner Services LLC, formerly known as Mellon Investor Services, LLC, (the “First Amendment”) to the Rights Agreement, dated as of November 10, 2010, by and between the Company and Mellon Investor Services, LLC, as rights agent (the “Rights Agreement”), pursuant to the authority granted to the Board in Section 27 of the Rights Agreement. Pursuant to the First Amendment, the Final Expiration Date (as defined in the Rights Agreement) of the Rights Agreement was set as the close of business on June 8, 2012. As a result of the First Amendment, the Rights (as defined in the Rights Agreement) are no longer outstanding and are not exercisable.

The foregoing description of the First Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the terms of the First Amendment, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

On June 8, 2012, the Company announced the execution of the First Amendment, updating its previous announcement on May 30, 2012 that the Board voted to withdraw the Rights Agreement. A copy of this press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 3.03.	Material Modifications to Rights of Security Holders.

See the information set forth under “Item 1.01, Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

4.1	First Amendment to Rights Agreement, dated as of June 8, 2012, by and between InfuSystem Holdings, Inc. and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services, LLC), as rights agent.

99.1	Press Release of InfuSystem Holdings, Inc. dated June 8, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Jonathan P. Foster
Jonathan P. Foster
Chief Financial Officer

Dated: June 8, 2012

Index to Exhibits

Exhibit No.	Description

4.1	First Amendment to Rights Agreement, dated as June 8, 2012, by and between InfuSystem Holdings, Inc. and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services, LLC), as rights agent.

99.1	Press Release of InfuSystem Holdings, Inc. dated June 8, 2012.